EXHIBIT 10.12

                                  [CyGene LOGO]

                              CONSULTING AGREEMENT

Agreement, dated as of 12-08-2005, between Dx Innovations, Inc. (3935 Lago di Grata Cir., San Diego, CA 92130; hereafter Dx Innovations) and CyGene, Inc. (hereinafter CyGene), having principal place of business at:

                  7786 Wiles Road
                  Coral Springs, FL 33067

CyGene, Inc. desires to retain the services of Dx Innovations in a consulting capacity with respect to certain activities as described in Exhibit A, and Dx Innovations is willing to so act.

NOW, THEREFORE, Dx Innovations and CyGene agree as follows:

1. Description of Services. CyGene hereby retains Dx Innovations as to perform the following services for CyGene:

     a) An estimated 40 hours per month consultation with CyGene's scientist or management or as otherwise designated by CyGene, in the form of formal meetings or consultation.

     b) Dx Innovations may from time to time be unavailable to attend formal meetings or perform other consulting duties that are not in conflict with or competitive to the business activities of CyGene, and such unavailability shall not be considered a breach of this AGREEMENT.

     c) Dx Innovations' consultation will involve the specialized field of molecular biology and requires the application of the unique, special and extraordinary skills and knowledge that Dx Innovations possesses in this area.

2. Term and Expiration. This Agreement shall become effective as of the date hereof and remain in effect for six (6) months. In rendering services to CyGene, Dx Innovations shall act as an independent contractor and not as an employee or agent of CyGene.

3. Compensation. For all services provided hereunder, CyGene will pay Dx Innovations a fee of $250 per hour. Payment will be made in cash and CyGene common stock as outlined in Exhibit B. Payments will be made in arrears, on a weekly billing basis or as otherwise agreed upon by both parties.

4. Expenses. CyGene will reimburse Dx Innovations for any actual expenses incurred by Dx Innovations while rendering services under this Agreement so long as the expenses are reasonable and necessary, upon prior written approval by CyGene. Such expenses shall include reasonable and necessary travel, lodging and meals in connection with services performed under this Agreement. Requests for reimbursement shall be in a form reasonably acceptable to CyGene.

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                                  [CyGene LOGO]

5. Proprietary Information and Patents. Dx Innovations understands and agrees that CyGene possesses and will continue to possess information that has been created, discovered, or developed, or has otherwise become known to CyGene, including information made known to or created, discovered, or developed by Dx Innovations, arising out of its retention as a consulting firm by CyGene, which information has commercial value in the business in which CyGene is engaged. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, formulae, data and know-how, improvements, inventions, techniques, planned products, research and development, marketing plans, business plans, strategies, forecasts, customer lists, confidential information about finances, marketing, pricing, costs or compensation.

              a) All Proprietary Information shall be the sole property of CyGene and its assigns, and CyGene and its assigns shall be the sole owner of all patents and other rights in connection therewith. At all times during its retention as a consulting firm for CyGene and at all times after termination of such retention as a consulting firm, Dx Innovations will keep in confidence and trust all Proprietary Information, and will not use for its own account (or for the benefit of any person or entity), or disclose any Proprietary Information or anything relating to it without the written consent of CyGene, except as may be necessary in the ordinary course of performing its duties as a consultant of CyGene.

              b) All documents, data, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to Dx Innovations by CyGene or produced by Dx Innovations or others in connection with Dx Innovations' retention shall be and remain the sole property of CyGene and shall be returned promptly to CyGene as and when requested by CyGene. Should CyGene not so request, Dx Innovations shall return and deliver all such property upon termination of its retention as a consulting firm for any reason, and Dx Innovations will not retain any such property or reproduction of such property upon such termination.

              c) Subject to the provisions of Article 7. Dx Innovations will promptly disclose and assign to CyGene, or any persons designated by it, all improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, (collectively hereinafter called "INVENTIONS") made or conceived or reduced to practice by Dx Innovations, either alone or jointly with others, during the period of its retention as a consultant which (i) result from tasks assigned to Dx Innovations by CyGene, or (ii) result from use of premises owned, leased or contracted for by CyGene All INVENTIONS shall be the sole property of CyGene and its assigns, including all patents and other proprietary rights in connection therewith. Dx Innovations agrees to execute all documents and take all actions necessary to assign and transfer the foregoing to CyGene.

              d) Dx Innovations' scientists may freely publish any results of its work covered under the Agreement, provided that prior U.S. patent application is made on any potentially patentable aspects of its work. Dx Innovations agrees to provide CyGene with sufficient disclosure not less than 120 days prior to publication, to allow CyGene to have patent applications prepared on inventions or other information made or acquired


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                                  [CyGene LOGO]

                  under this agreement of potential commercial value. CyGene agrees to keep all such disclosures confidential prior to publication.

              e) Nothing in this Agreement shall transfer to CyGene any rights to INVENTIONS that are owned or are provided to Dx Innovations by third parties for research purposes.

6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

7. No Conflict. Dx Innovations represents that its performance of all the terms of this Agreement and that its retention as an advising firm to CyGene does not and will not breach any agreement to keep in confidence proprietary information acquired by Dx Innovations in confidence or in trust prior to its retention as an advising firm by CyGene Dx Innovations has not entered into, and agrees he will not enter into, any agreement, either written or oral, in conflict herewith. Dx Innovations understands as part of the consideration for the offer to retain it as an advising firm, and of its retention as an advising firm by CyGene, that it has not brought and will not bring to CyGene or use in the performance of its responsibility at CyGene any equipment, supplies, facility or trade secret information of any current or former clients which are not generally available to the public, unless Dx Innovations has obtained written authorization for their possession and use. Dx Innovations also understands that, in its retention as an advising firm of CyGene, it is not to breach any obligation of confidentiality that it has to others, and it agrees that it shall fulfill all obligations during its retention as an advising firm with CyGene.

8. Successors, etc. This Agreement shall be binding upon and shall inure to the benefit of CyGene's successors, transferees, and assigns.

9. This agreement can be terminated by either party within 30 days written notice.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written below.

   For CYGENE, INC.:

   ______________________________                    __________________
   Martin Munzer, President & CEO                         Date

   For DX INNOVATIONS, INC.:

   ________________________________                  __________________
   Andreas Braun PhD, MD, President                       Date


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                                  [CyGene LOGO]

                                    Exhibit A

CyGene, Inc. engages Dx Innovations, Inc as a consulting firm to:

1) Review and edit current and future testing result report forms for CyGene's direct to consumer DNA testing business
2)     suggest improvements of testing panels and report generating algorithms
3) translate report forms into German for test results report generation and marketing of CyGene's test panels in Germany and Europe
4)     assist CyGene in its business and product development efforts
5) advise and assist in ongoing and future Haystack Processing technology developments.

CyGene will provide literature that was central for developing report algorithms.


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                                  [CyGene LOGO]

                                    Exhibit B

Payment schedule: 25% of billed invoice shall be paid in cash and the remaining 75% are payable in restricted shares of common stock at a 50% discount from the market price based on the ten day prior closing average of CYGE stock, when the invoice is presented. There is a $0.25 minimum price to any issuances of stock.


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